Exhibit 5.1

                  Friedlob Sanderson Paulson & Tourtillott, LLC
                          1400 Glenarm Place, Suite 300
                           Denver, Colorado 80202-5099

                                  July 21, 2001

Board of Directors
Equitex, Inc.
7315 East Peakview Avenue
Englewood, Colorado 80111

Re:      Registration Statement Amendment No. 1 to Form S-3
         Opinion of Counsel

Gentlemen:

     As counsel for Equitex, Inc. (the "Corporation"), a Delaware corporation, we have examined the Certificate of Incorporation, the Bylaws and Minutes of the Corporation and such other corporate records, documents and proceedings, and have considered such questions of law as we deemed relevant for the purpose of this opinion. We have also, as such counsel, examined Amendment No. 1 to the Corporation's Registration Statement on Form S-3 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission today or shortly thereafter, covering the sale of an aggregate of up to 1,750,000 shares (the "Shares") of the Corporation's common stock that have been and may be issued pursuant to the conversion of the Series D, F and G Convertible Preferred Stock (collectively the "Preferred Stock") held by The Shaar Fund or upon the exercise or warrants held by The Shaar Fund issued in connection with the purchase of the Preferred Stock (the "Warrants"), all in accordance with the Certificates of Designations, Securities Purchase Agreements, Warrants and Registration Rights Agreements, and any amendments thereof, for the Series D, F and G Convertible Preferred Stock (collectively, the "Agreements") as described in and in accordance with the terms of the Registration Statement.

     Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Agreements, including upon conversion or exercise of the Series D or G Convertible Preferred Stock and Warrants issued in connection therewith in accordance with their terms, will be duly and validly issued as fully paid and non-assessable shares of common stock of the Corporation.

     We hereby consent to the use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.


                           /s/ Friedlob Sanderson Paulson & Tourtillott, LLC